FOR IMMEDIATE RELEASE
   For more information, contact:          Charles L. Szews
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (920) 235-9151, Ext. 2332


                     OSHKOSH TRUCK NET INCOME INCREASES 34%


        OSHKOSH, WIS., May 6, 1998   Oshkosh Truck Corporation (NASDAQ-OTRKB)
   today reported that net income increased 34% to $3.3 million, or $.39 per share, for the second quarter of fiscal 1998 on sales of $218 million. This compares to net income of $2.5 million, or $.28 per share, for the second quarter of fiscal 1997 on sales of $170 million. Excluding an extraordinary charge associated with the refinancing of debt to acquire McNeilus Companies, Inc. ("McNeilus"), net income would have been $4.1 million, an increase of 64%.

        Results for the second quarter include one month of sales and earnings of McNeilus which was acquired on February 26, 1998. McNeilus sales for March totaled $38 million, reflecting strong growth in refuse body sales.

        "We are very pleased with the performance of McNeilus following its acquisition," stated Robert G. Bohn, President and Chief Executive Officer. "McNeilus is one of the premier capital goods companies in America. This acquisition provides strong growth platforms in the refuse body and concrete mixer markets and further opportunities to leverage our purchasing power and manufacturing expertise across our company. As announced previously, we have set a target of achieving $5 to $7 million in acquisition synergies. Our focus on debt reduction has already permitted us to repay $30 million of debt incurred to acquire McNeilus," stated Bohn.

        "The defense business had a strong quarter," said Bohn. "Testing under the Medium Tactical Truck Remanufacturing ("MTTR") contract was completed on schedule in mid-April. We will be bidding the contract in late summer."

        "The fire apparatus business of the Company's Pierce Manufacturing Inc. ("Pierce") subsidiary received very strong sales orders during the quarter for delivery in the second half of fiscal 1998 and fiscal 1999," stated Bohn. "The re-design of our Dash and Lance fire apparatus chassis and the introduction of the Nova Quintech aerial devices are being received very favorably by our customers."

        Operating income rose 52% to $11.2 million in the second quarter of fiscal 1998 compared to $7.4 million in the second quarter of fiscal 1997. The increase in operating income reflects the results of McNeilus for March and lower engineering and administrative costs in the Company's defense business. Net interest expense increased to $4.3 million in the second quarter of fiscal 1998 from $3.0 million in the second quarter of fiscal 1997 as a result of additional borrowings to acquire McNeilus.

                                Six Month Results

        The Company reported that net income increased 58% to $6.5 million, or $.77 per share, for the first six months of fiscal 1998 on sales of $370 million compared to $4.1 million, or $.47 per share, for the first six months of fiscal 1997 on sales of $321 million. Excluding the extraordinary charge, net income would have been $7.2 million, an increase of 76%.

        Operating income rose 34% to $18.6 million in the first six months of fiscal 1998 compared to $13.8 million in the first six months of fiscal 1997. The increase in earnings reflects the results of McNeilus for March and lower engineering and administrative costs in the Company's defense business.

        Oshkosh Truck Corporation serves fire and emergency, defense, and commercial markets with specialty trucks and truck bodies marketed under the Oshkosh, Pierce and McNeilus brand names. Oshkosh's products are valued worldwide by fire and emergency units, defense forces, municipal and airport support services, construction and refuse businesses where high quality, superior performance, rugged reliability, and long-term value are paramount.

                         OSHKOSH TRUCK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (Unaudited)

                                       Three Months Ended   Six Months Ended
                                           March 31,            March 31,
                                       1998        1997      1998       1997
                                       (In thousands, except per share amounts)

 Net sales                           $217,836    $170,465   $369,637  $320,785

 Cost of sales                        187,908     147,597    317,402   278,334
                                      -------     -------    -------   -------
 Gross income                          29,928      22,868     52,235    42,451

 Operating expenses:
   Selling, general and
     administrative                    14,800      12,616     26,476    22,641
   Engineering, research &
     development                        2,200       1,753      4,343     3,746
   Amortization of goodwill and
     other intangibles                  1,712       1,103      2,838     2,235
                                      -------     -------    -------   -------
 Total operating expenses              18,712      15,472     33,657    28,622
                                      -------     -------    -------   -------
 Income from operations                11,216       7,396     18,578    13,829

 Other income (expense):
   Interest expense                    (4,687)     (3,165)    (7,191)   (6,723)
   Interest income                        369         148        534       354
   Miscellaneous, net                    (235)        (60)      (163)      (69)
                                      -------     -------    -------   -------
                                       (4,553)     (3,077)    (6,820)   (6,438)
                                      -------     -------    -------   -------
 Income from operations before
    income taxes, equity in earnings
    of unconsolidated partnership
    and extraordinary item              6,663       4,319     11,758     7,391

 Provision for income taxes             2,784       1,845      4,739     3,293
                                      -------     -------    -------   -------
                                        3,879       2,474      7,019     4,098

 Equity in earnings of unconsolidated
    partnership, net of income taxes
    of $113                               177           0        177         0
                                      -------     -------    -------   -------

 Income before extraordinary item       4,056       2,474      7,196     4,098

 Extraordinary charge for early
    retirement of debt, net of
    income tax benefit of $469           (735)          0       (735)        0
                                      -------     -------    -------   -------
 Net income                          $  3,321    $  2,474   $  6,461  $  4,098
                                      =======     =======    =======   =======

 Earnings per share:
    Income before extraordinary
      item                           $   0.48    $   0.28   $   0.86  $   0.47
    Extraordinary item                  (0.09)       0.00      (0.09)     0.00
                                      -------     -------    -------   -------
    Net income per share             $   0.39    $   0.28   $   0.77  $   0.47
                                      =======     =======    =======   =======

 Earnings per share assuming
   dilution:
    Income before extraordinary
      item                           $   0.48    $   0.28   $   0.85  $   0.47
    Extraordinary item                  (0.09)       0.00      (0.09)     0.00
                                      -------     -------    -------   -------
    Net income per share             $   0.39    $   0.28   $   0.76  $   0.47
                                      =======     =======    =======   =======

 Cash dividends:
    Class A Common Stock             $0.10875    $0.10875   $0.21750  $0.21750
    Common Stock                     $0.12500    $0.12500   $0.25000  $0.25000

                            OSHKOSH TRUCK CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                        Mar. 31,    Sept. 30,
                                                           1998        1997
                                                           (In thousands)
                   ASSETS
    Current assets:
       Cash and cash equivalents                        $ 10,555    $ 23,219
       Receivables, net                                   81,773      81,235
       Inventories                                       166,878      76,497
       Prepaid expenses                                    3,559       3,405
       Refundable income taxes                             4,057         -
       Deferred income taxes                               8,112       9,479
                                                         -------     -------
            Total current assets                         274,934     193,835
    Deferred charges                                       1,069       1,067
    Other long-term assets                                15,659       6,660
    Investment in unconsolidated partnership              12,694         -
    Property, plant and equipment:
       Land                                                8,790       7,172
       Buildings                                          65,764      42,220
       Machinery and equipment                            87,452      78,270
                                                         -------     -------
                                                         162,006     127,662
       Less accumulated depreciation                     (75,700)    (72,174)
                                                         -------     -------
            Net property, plant and equipment             86,306      55,488
    Goodwill and other intangible assets, net            327,895     163,344
                                                         -------     -------
    Total assets                                        $718,557    $420,394
                                                         =======     =======

       LIABILITIES AND SHAREHOLDERS' EQUITY

    Current liabilities:
       Accounts payable                                 $ 60,147    $ 48,220
       Floor plan notes payable                           24,960         -
       Customer advances                                  48,847      30,124
       Payroll-related obligations                        20,236      15,157
       Accrued warranty                                   13,935      12,320
       Income taxes                                          -           963
       Other current liabilities                          28,277      21,938
       Current maturities of long-term debt               11,500      15,000
                                                         -------     -------
                 Total current liabilities               207,902     143,722

    Long-term debt                                       316,316     120,000
    Postretirement benefit obligations                    10,462      10,147
    Other long-term liabilities                            4,695       3,173
    Deferred income taxes                                 53,081      22,452
    Shareholders' equity:
       Class A Common Stock                                    4           4
       Common Stock                                           89          89
       Paid-in capital                                    14,238      13,591
       Retained earnings                                 124,448     120,085
                                                         -------     -------
                                                         138,779     133,769
       Cost of Common Stock in treasury                  (12,678)    (12,869)
                                                         -------     -------
            Total shareholders' equity                   126,101     120,900
                                                         -------     -------
    Total liabilities and shareholders' equity          $718,557    $420,394
                                                         =======     =======

                           OSHKOSH TRUCK CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (Unaudited)

                                                        Six Months Ended
                                                            March 31,
                                                        1998          1997
                                                          (In thousands)
   Operating activities:
        Net income                                   $    6,461    $   4,098
        Depreciation and amortization                     7,398        7,045
        Deferred income taxes                             3,799         (355)
        Early retirement of debt                          1,204          -
        Equity in earnings of unconsolidated
          partnership                                      (290)         -
        Loss on disposal of property, plant
          and equipment                                      49            3
        Changes in operating assets and
          liabilities                                    10,429        4,035
                                                        -------      -------
             Net cash provided from operating
               activities                                29,050       14,826

   Investing activities:
        Acquisition of businesses, net of
          cash acquired                                (217,954)         -
        Additions to property, plant and
          equipment                                      (4,355)      (2,907)
        Proceeds from sale of property,
          plant and equipment                               119          314
        (Increase) decrease in other long-term
          assets                                          1,868         (135)
                                                        -------      -------
             Net cash used for investing
               activities                              (220,322)      (2,728)

   Net cash used for discontinued operations               (811)        (695)

   Financing activities:
        Net borrowings (repayments) of
          long-term debt                                189,963       (9,354)
        Debt issuance costs                              (8,479)         -
        Purchase of Common Stock and proceeds
          from exercise of stock options, net                18           85
        Dividends paid                                   (2,083)      (2,148)
                                                        -------      -------
             Net cash provided from (used
                for) financing activities               179,419      (11,417)
                                                        -------      -------
   Decrease in cash and cash equivalents                (12,664)         (14)

   Cash and cash equivalents at beginning
     of period                                           23,219          127
                                                        -------      -------
   Cash and cash equivalents at end
     of period                                       $   10,555    $     113
                                                        =======      =======